UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter) ______________

Maryland	000-51262	20-0068852
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.

6200 The Corners Parkway Norcross, Georgia 30092-3365 (Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

      On September 18, 2010, the Board of Directors of Wells Real Estate Investment Trust II, Inc. (the “Company”) approved an amendment and restatement of its Share Redemption Program (the “SRP”). The amendment will become effective 30 days after the filing of this Current Report on Form 8-K. As a result of the amendment, the Program provides that if a stockholder (or a stockholder’s spouse) is seeking to qualify for federal assistance in connection with the payment of the costs of confinement to a long-term care facility, that stockholder may redeem his or her shares on the same special terms that are generally available for redemptions sought within two years of a stockholder’s death or qualifying disability.

     The amendment also makes minor corresponding revisions to defined terms and references and other clarifications, none of which are expected to have any material effect on the interpretation of the Program other than the change described above.

     The material changes to the Program are set forth below. Additions are underscored and boldfaced and deletions are struck through.

. . . .

     2. Redemption Price. The price at which the Company will redeem a Share depends on whether the redemption is sought within two years of a stockholder’s death or Qualifying Disability (as defined in paragraph 6 below) or in connection with a stockholder’s (or stockholder’s spouse) qualifying for federal assistance for confinement to a Long-Term Care Facility (as defined in paragraph 7 below) (collectively, a “Special Redemption”). The redemption of a Share that is not ~~sought within two years of a stockholder’s death or Qualifying Disability~~a Special Redemption is referred to herein as an “Ordinary Redemption.”

7. Qualifying for Federal Assistance for Confinement to a Long-Term Care Facility.

With respect to the Special Redemption terms described in paragraph 5 sought in connection with a stockholder’s (or stockholder’s spouse) qualifying for federal assistance for confinement to a Long-Term Care Facility, a “Long-Term Care Facility” shall mean an institution that: (a) either (i) is approved by Medicare as a provider of skilled nursing care, or (ii) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands); and (b) meets all of the following requirements: (i) its main function is to provide skilled, intermediate or custodial nursing care; (ii) it provides continuous room and board to three or more persons; (iii) it is supervised by a registered nurse or licensed practical nurse; (iv) it keeps daily medical records of all medication dispensed; and (v) its primary service is other than to provide housing for residents.

     A stockholder seeking a Special Redemption of his or her Shares in order to qualify for federal assistance for confinement of the stockholder (or the stockholder’s spouse) to a Long-Term Care Facility must submit: (a) a written statement from a licensed physician certifying either (i) the continuous and continuing confinement of the stockholder (or the stockholder’s spouse) to a Long-Term Care Facility beginning at any time in the last two years, or (ii) that the licensed physician has determined that the stockholder (or the stockholder’s spouse) should be or is eligible to be indefinitely confined to a Long-Term Care Facility; and (b) evidence satisfactory to the Company in its sole discretion that the redemption of the Shares and complete or partial exhaustion of the redemption proceeds is necessary for the stockholder (or the stockholder’s spouse) to meet the income or asset levels required by applicable state or federal assistance programs in order to qualify for state or federal assistance in paying for his or her Long-Term Care Facility.

     The Company may not effect a Special Redemption of Shares if the stockholder seeking redemption was confined to (or eligible to be confined to) a Long-Term Care Facility on the date he or she became a stockholder. If the Shares are not held by a natural person, or through a revocable grantor trust or an IRA or other retirement or profit sharing plan, then the right of redemption described in this paragraph 7 does not apply.

The full text of the Program is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

4.1 Amended and Restated Share Redemption Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Dated: September 23, 2010

BY: /s/ Randall D. Fretz

Randall D. Fretz Senior Vice President

EXHIBIT INDEX
Exhibit
Number	Exhibit Title
4.1	Amended and Restated Share Redemption Program